Exhibit 99.j


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Trust For Investment Managers and to the use of our report dated January 29, 2002 on the financial statements and financial highlights of Sym Select Growth Fund, a series of Trust For Investment Managers. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                           /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 26, 2002